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                                                                    EXHIBIT 23.1


[BAIRD, KURTZ & DOBSON LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the inclusion in the LIBERTY BANCSHARES, INC. registration statement on Form S-4 of our report dated February 27, 1998, with respect to LIBERTY BANCSHARES, INC.'S financial statements for the years ended December 31, 1997 and 1996, and for the 65-day period ended December 31, 1995. We also consent to the reference to our firm under the heading "EXPERTS" in such registration statement.


                                                      /s/ Baird, Kurtz & Dobson


Springfield, Missouri
October 2, 1998